EXHIBIT 99.1

RESTRICTED STOCK AGREEMENT

This Agreement is made and entered into as of                      (the “Grant Date”) by and between McCormick & Schmick’s Seafood Restaurants, Inc., a Delaware corporation (the “Company”) and                      (the “Employee”).

RECITALS

A. To attract and retain the services of selected employees, the Board of Directors of the Company (the “Board”) has adopted the 2004 Stock Incentive Plan (the “Incentive Plan”).

B. Under the Incentive Plan, the Compensation Committee of the Board (the “Committee”) may make restricted awards of the Company’s common stock subject to terms, conditions, and restrictions determined by the Committee.

C. The Committee considers it in the Company’s best interest to award Employee a restricted stock grant to enhance the Company’s ability to retain Employee’s services and to provide an additional incentive for Employee to exert the Employee’s best efforts on behalf of the Company.

D. Employee accepts the restricted stock award on the terms and conditions contained in this Agreement and in the Incentive Plan.

AGREEMENT

1. Award of Restricted Stock. Pursuant to Section 8 of the Incentive Plan, the Committee awards to Employee                      shares of the Company’s fully paid and nonassessable Common Shares as a restricted stock grant (the “Restricted Stock”). All of the Restricted Stock is subject to the length of service restrictions set forth in Section 2.

2. Length of Service Restrictions. All of the Restricted Stock shall initially be subject to forfeiture to the Company. All or a portion of the Restricted Stock shall be automatically forfeited to the Company if Employee’s employment by the Company terminates for any reason, including termination with or without cause or retirement, as follows:

Employment Termination Prior To	Portion of Restricted Stock Subject to Forfeiture
First Anniversary of Grant Date	100%
Second Anniversary of Grant Date	66.67%
Third Anniversary of Grant Date	33.33%

For purposes of this Agreement, a person is considered to be employed by the Company if the person is employed by any entity that is either the Company or a parent or subsidiary of the Company. Notwithstanding the foregoing, the possibility of forfeiture of the Restricted Stock established above shall lapse in its entirety if Employee’s employment terminates because of the death or total disability, as defined in the Incentive Plan, of the Employee.

3. Certain Transactions. Notwithstanding any other provision in this Agreement, in the event of a merger, consolidation, plan of exchange, acquisition of property, or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a “Transaction”), the Company shall, by action of the Board of Directors, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives:

(i) The Restricted Stock shall remain outstanding and the terms of this Agreement shall remain in effect in accordance with its terms.

(ii) The Restricted Stock, to the extent then still subject to the length of service forfeiture restrictions, shall be forfeited to the Company at the closing of the Transaction.

(ii) The Restricted Stock shall be converted into restricted stock of one or more of the corporations that are the surviving or acquiring corporations in the Transaction. The amount and type of converted restricted stock shall be determined by the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Company, by action of the Board of Directors, the converted restricted stock shall continue to be subject to the forfeiture provisions applicable to the Restricted Stock at the time of the Transaction.

4. Share Certificates and Dividends; No Transfers. Certificates for Restricted Stock shall be issued as soon as practicable after the effective date of this Agreement in the name of the Employee. To facilitate the cancellation of Restricted Stock upon forfeiture, Employee shall execute a stock power upon request, endorsed in blank, covering all Restricted Stock and deliver it to the Company. Certificates and corresponding stock powers shall be held by the Company or its designee until the possibility of forfeiture has lapsed. Upon the lapse of forfeiture restrictions with respect to all or a portion of the Restricted Stock, certificates representing such shares shall be delivered to the registered owner as soon as practicable, subject to any applicable withholding. If forfeiture occurs, the certificates covering the forfeited shares shall be promptly cancelled by the Company. While the certificates are held by the Company or its designee, Employee will be entitled to receive cash dividends declared on the Restricted Stock, if any, and will be able to exercise voting and other shareholder rights. Certificates for any stock dividends shall also be held in accordance with this Section. If forfeiture occurs, Employee shall have no right to receive retained stock dividends with respect to Restricted Stock that is forfeited. No interest in any Restricted Stock may be transferred voluntarily or by operation of law until the possibility of forfeiture lapses. The registered owner to whom a certificate is delivered pursuant to this Section shall be Employee, unless Employee is not living, in which case the owner shall be the person or persons establishing rights of ownership by will or under the laws of descent and distribution.

5. Taxes. Employee is advised that any income recognized as a result of receiving the Restricted Stock will be treated as ordinary compensation income subject to federal, state and local income,

employment and other tax withholding. Employee is advised that if he or she makes an election under Section 83(b) of the Internal Revenue Code of 1986 with respect to some or all of the Restricted Stock, Employee will recognize ordinary compensation income at the time of the Restricted Stock award in an amount equal to the fair market value of the Restricted Stock on that date. If Employee does not make a Section 83(b) election, Employee will recognize ordinary compensation income (i) at the time or times any portion of the Restricted Stock vests in accordance with Section 2 of this Agreement, in an amount equal to the fair market value of that Restricted Stock on the vesting date, and (ii) in connection with the payment of any cash dividends on the Restricted Stock while the Restricted Stock is unvested. Prior to or concurrently with the acceptance by the Company of a Section 83(b) election for the Restricted Stock or delivery to Employee of the certificates representing the Restricted Stock, Employee shall pay to Company the amount necessary to satisfy all applicable federal, state and local tax withholding requirements arising in connection with Employee’s receipt of the Restricted Stock, including any amounts required to be withheld at the time any portion of the Restricted Stock vests in accordance with Section 2 of this Agreement. Employee shall pay these amounts in cash or, at the election of the Employee, by surrendering to Company for cancellation (i) Restricted Stock (except in the case of withholding due in connection with a Section 83(b) election) or (ii) other shares of Company Common Stock held for at least six months, in each case valued at the closing market price for the Company Common Stock on the last trading day preceding the date of Employee’s election to surrender such shares. If additional withholding becomes required beyond any amount paid before delivery of the certificates representing the Restricted Stock, Employee shall pay such amount to Company upon demand. If shareholder fails to pay any amount demanded, Company shall have the right to withhold such amount from other amounts payable by Company to the Employee, including salary, subject to applicable law. Employee is advised that to be valid a Section 83(b) election must be filed with the Internal Revenue Service within 30 days of the date of the Restricted Stock award, a copy of the election must be provided to the Company, and a copy of the election must be attached to the Employee’s federal (and possibly state) income tax return for the year of the election. Employee acknowledges that if he or she chooses to make a Section 83(b) election, it is Employee’s sole responsibility, and not Company’s, to make a valid and timely election. Employee is encouraged to review the Federal Income Tax Consequences portion of the Company’s 2004 Stock Incentive Plan Prospectus and to consult Employee’s personal tax advisor regarding the advisability of making a Section 83(b) election with respect to the Restricted Stock.

IRS Circular 230 notice: Any tax advice contained herein was not intended or written to be used, and cannot be used, by Employee or any other person (i) in promoting, marketing or recommending any transaction, plan or arrangement or (ii) for the purpose of avoiding penalties that may be imposed under federal tax law.

6. Additional Common Shares of the Company. If, during the period when any of the Restricted Stock is subject to forfeiture, the outstanding Common Shares are increased as a result of a stock dividend or stock split, the restrictions and other provisions of this Agreement shall apply to any such additional shares which are issued in respect of any Restricted Stock to the same extent as such restrictions and other provisions apply to the Restricted Stock.

7. Restrictive Legend. Certificates for shares issued under this Agreement may bear the following legend:

“The shares represented by this certificate are subject to a Restricted Stock Agreement between the registered owner and McCormick & Schmick’s Seafood

Restaurants, Inc. materially restricting the transferability of the shares. A copy of the agreement is on file with the Secretary of McCormick & Schmick’s Seafood Restaurants, Inc.”

8. Not a Contract of Employment. This Agreement shall not be construed as a contract of employment between the Company and Employee and nothing contained in this Agreement or in the Incentive Plan shall confer upon Employee any right to be continued in the employment of the Company or any subsidiary or to interfere in any way with the right of the Company or any subsidiary by whom Employee is employed to terminate the Employee’s employment at any time for any reason, with or without cause, or to decrease Employee’s compensation or benefits.

9. Electronic Delivery. Employee consents to the electronic delivery of any prospectus and any other documents relating to this award in lieu of mailing or other form of delivery.

McCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

By:

Signature:

Title: